THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME, EXCEPT UPON
(1) SUCH REGISTRATION OR (2) DELIVERY TO THE PARTNERSHIP OF AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR (3) SUBMISSION TO THE GENERAL PARTNER OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE GENERAL PARTNER TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS, OR ANY RULES OR REGULATIONS PROMULGATED THEREUNDER.


                            CERTIFICATE AND AGREEMENT
                                       OF
                               LIMITED PARTNERSHIP
                                       OF
                              Utah Synfuel #1 Ltd.


         THIS CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP, made this ___ day of February, 1996, by and among Covol Technologies, Inc., as General Partner, and all persons and entities whose names and addresses are set forth on Exhibit "A" hereto as Limited Partners.

                                    ARTICLE I

         Section 1.1 FORMATION OF PARTNERSHIP. Subject to the provisions hereof, the General Partner, and the Limited Partners hereby form the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner, and the Limited Partners hereby enter into this Agreement in order to set forth the rights and obligations of the Partners and certain matters related thereto. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and dissolution of the Partnership shall be governed by the Delaware Act. The partnership Interest of any Partner shall be personal property for all purposes.

         Section 1.2 DEFINITIONS

         "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership (a) increased by any amounts which such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5)) and (b) decreased by (a) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii) and (b) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases pursuant to a minimum gain chargeback pursuant to Sections 11.1.2(i) or 11.1.2(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 4.4.4. Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to Section 4.4.4.

         "Adjusted Value" means, with respect to an Adjusted Property, the fair market value of such property as determined by the General Partner, in its sole discretion at the time such property became an Adjusted Property.

         "Affiliate" means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controls" shall have meanings correlative to the foregoing.

         "Agreed Value" means, with respect to any property contributed to the Partnership, the fair market value of such property at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt.

         "Agreement"   means  this   Certificate   and   Agreement   of  Limited
Partnership, as is presently in effect or as may be hereafter amended which establishes the relationships among the Partners.

         "Allocation Regulations" means Treasury Regulation Section 1.704-1(b), Treasury Regulation Section 1.704-2, and Treasury Regulation Section 1.704-3 as such regulations may be amended and in effect from time to time (including
temporary   regulations)   and  any   corresponding   provisions  of  succeeding
regulations.

         "Book-Tax Disparity" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 4.4 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

         "Capital Account" means the capital account maintained for a Partner pursuant to Section 4.4.

         "Capital Investment" means the aggregate cash or property contributed to the Partnership by the Limited Partners pursuant to their investment in Units of the Partnership. No distributions, credits, charges (including depreciation and amortization) or adjustments shall be used in computing "Capital Investment", except as specified herein.

         "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, depletion (computed as a separate item of deduction), amortization and cost recovery deductions charged to the Partners' Capital Accounts, (b) with respect to an Adjusted Property, the Adjusted Value of such property reduced (but not below zero) by all depreciation and cost recovery deductions charged to the Partner's Capital Accounts and (c) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination.

         "Certificate of Limited Partnership" means the certificate of limited partnership filed with the Secretary of State of the State of Delaware pursuant to Section 5.2 hereof, as such certificate may be amended or restated from time to time.


         "Class A Limited Partners" means the Limited Partners other than "Class B Limited Partners" and any successors in interest.

         "Class B Limited Partners" means the General Partner, in its capacity as a limited partner and any successors in interest.

         "Code" means the Internal Revenue Code of 1986, as amended, and in effect from time to time, and any successor to such statute.

         "Contributed Property" means any property, other than cash, contributed to the Partnership by a Partner.

         "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act as it may be amended and in effect from time to time, and any successor to such statute.

         "Distributable Cash" means the gross cash revenues received by the Partnership in the conduct of Partnership business including cash received from financing or refinancing of Partnership property or other borrowing by the Partnership from any source, reduced by the sum of the following, to the extent made from such cash revenues: (a) all principal and interest payments on mortgages and other indebtedness of the Partnership and all other sums paid to lenders (including loans made by Partners), (b) all cash expenditures (including expenditures for capital improvements) incurred incident to the normal operation of the Partnership's business, including any compensation to the General Partner or its affiliates, and (c) such cash reserves as the General Partner, in its sole discretion, deems reasonable, prudent, necessary and appropriate for proper operation of the Partnership's business.

         "Fiscal Year" means the calendar year.

         "General Partner" means Covol Technologies Inc. or its successor in interest.

         "Limited Partners" means the Persons listed as such on Exhibit "A" and any other person or entity who subsequently becomes a Limited Partner in accordance with the requirements of Articles IV and VII of the Agreement.

         "Net Agreed Value" means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code.

         "Net Capital Investment" means the aggregate cash or property investments in the Partnership actually made by the Limited Partners pursuant to their investment in Units of the Partnership, less all sums of cash and the fair market value of property of whatever character or nature distributed, from time to time, to Limited Partners.]

         "Nonrecourse   Deductions"   has  the  meaning  set  forth  in  Section
1.704-2(b)(1) of the Allocation Regulations.

         "Nonrecourse  Liability"  has  the  meaning   set   forth   in  Section
1.704-2(b)(3) of the Allocation Regulations.

         "Participating Percentage" means, as to the General Partner, 1% with respect to the General Partner's general partner interest, 49% with respect to the Class B Limited Partner's limited partner interest and to each Class A Limited Partner, at any specified time, the percentage derived by dividing the total number of Units held by such Class A Limited Partner by the total number of Units then outstanding held by all Class A Limited Partners and multiplying the quotient by fifty percent (50%).

         "Partners" means the General Partner and the Limited Partners.

         "Partner   Nonrecourse  Debt"  has  the  meaning  set  forth in Section
1.704-2(b)(4) of the Regulations.

         "Partner Nonrecourse Debt Minimum Gain" means that amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such

Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with the principles of Regulations Section 1.704-2(i)(3).

         "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including any expenditure described in Sections 705(a)(2)(B) of the Code) that in accordance with the principles of Regulations
Section 1.704-2(i)(1) and (2) are attributable to a Partner Nonrecourse Debt.

         "Partnership" means the limited partnership being formed pursuant to the Agreement

         "Partnership Minimum Gain" has the meaning set forth in Sections 1.704-2(b)(2) and of the Allocation Regulations.

         "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

         "Unit" means an interest in the capital, profits and losses of the Partnership, as well as the rights, privileges and powers appurtenant thereto, as set forth in this Agreement.

         "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property (as determined under Section 4.4.4 as of such date), over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.4.4) as of such date.

         "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.4.4 as of such date, over (b) the fair market value of such property (as determined under Section 4.4.4) as of such date.

         Section 1.3 PARTNERSHIP NAME. The business of the Partnership shall be conducted under the name "Utah Synfuel #1 Ltd." or under such other name as the General Partner may determine.

         Section 1.4 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the partnership shall be in Utah County, Utah, but additional places of business may be established at such other locations in Utah as the General Partner may determine.

         Section 1.5 ADDRESS OF PARTNERS. The address of the General Partner and the Partnership is 3280 North Frontage Road, Lehi, Utah 84043. The addresses of the Limited Partners shall be as stated after their names set forth in Exhibit "A" to this Agreement or such other addresses as are subsequently established by the Limited Partners upon receipt of notice thereof by the General Partner.

         Section 1.6 TERM OF PARTNERSHIP. The Partnership shall be formed and shall be effective from the date of filing for record of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until December 31, 2015 unless sooner terminated in accordance with the dissolution provisions of this Agreement or as otherwise provided by law.

                                   ARTICLE II

         Section 2.1 POWER OF ATTORNEY. Each Limited Partner does irrevocably constitute and appoint the General Partner as his true and lawful attorney and agent, with full power and authority in his name, place and stead to execute, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates and other instruments (including counterparts of this Agreement) which the General Partner deems appropriate to qualify or continue the Partnership as a limited partnership in jurisdictions in which the partnership may conduct business, or which the General Partner deems advisable to effect the admission of additional Limited Partners or substituted Limited Partners, including amendments as may be appropriate from time to time to reduce the capital accounts of Limited Partners following distributions thereof, (b) all instruments which the General Partner deems appropriate to effect a change or modification of the Partnership in accordance with the terms of this Agreement or which the General Partner deems necessary to maintain the tax status of the Partnership, upon advice of counsel, (c) all conveyances and other instruments which the General Partner deems appropriate to effect the dissolution and termination of the Partnership, (d) all instruments relating to the admission or substitution of a Partner and (e) all agreements and other instruments relating to any merger or consolidation of the Partnership pursuant to Article XV hereof.

         The power of attorney granted herein is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive the death, incompetency, disability, dissolution, bankruptcy or termination of any Partner and the transfer of all or any portion of his Partnership Interest and shall extend to such Partner and the transfer of all or any portion of his Partnership Interest and shall extend to such Partner's heirs, successors, assigns and personal representatives. Each Partner hereby agrees to be bound by any representations made by the General Partner, acting in good faith pursuant to such power of attorney. Each Partner hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner, taken in good faith under such power of attorney. Each Partner shall execute and deliver to the General Partner, within fifteen (15) days after receipt of its request therefore, such further assignations, powers of attorney and other instruments as the General Partner deems appropriate or necessary to effectuate this Agreement and the purposes of the Partnership.

         The Limited Partners agree to be bound by all representations of the General Partner as their said attorney-in-fact and waive any and all defenses which may be available to them to contest, negate or disaffirm the actions of the General Partner or its successors under the power of attorney, and ratify and confirm all acts which the said attorney-in-fact may take in that capacity in all respects as though performed by the Limited Partners.

                                   ARTICLE III

         Section 3.1 PURPOSES AND POWERS OF PARTNERSHIP. The Partnership is formed for, and shall have the power to accomplish, the following objectives and purposes:

         3.1.1 To enter into a license with the General Partner to use certain patented technology of the General Partner necessary to convert coal dust and coal fines into briquettes of synthetic fuel.

         3.1.2 To construct for investment purposes a coal briquetting facility in Utah.

         3.1.3 To borrow all funds necessary to carry out the objectives and purposes of the Partnership and to pledge or encumber any and all items of property of the Partnership for the payment of such loans.

         3.1.4 To enter into operating, management, maintenance or any other type of agreements with respect to the assets and businesses of the Partnership.

         3.1.5 To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objectives herein enumerated, either alone, or in association with, or as agent or representative for other corporations (whether public, governmental or private), partnerships, individuals, or entities, or to accomplish any other lawful business whatsoever, or which shall at any time appear conducive to or expedient for the protection or benefit of this Partnership and its assets and businesses.

         3.1.6 To exercise all other powers necessary to or reasonably connected with the Partnership's business which may be legally exercised by limited partnerships in the State of Delaware.

         3.1.7 To carry on any other business that a limited partnership organized under the Delaware Act may carry on.

                                   ARTICLE IV

         Section 4.1 CAPITAL  CONTRIBUTIONS  OF COVOL  TECHNOLOGIES,  INC. Covol
Technologies, Inc. shall contribute all of its rights under a certain engineering/construction contract referenced Exhibit A hereto to the capital of the Partnership for its General Partner and its Class B Limited Partner interest. The Agreed Value of the engineering/construction contract shall be equal to the amount set forth on Exhibit A.

         Section 4.2 CAPITAL CONTRIBUTIONS BY CLASS A LIMITED PARTNERS. The initial capital contributions of the Limited Partners shall be the amounts set forth opposite the name of each Limited Partner on Exhibit "A" attached hereto.

         Section 4.3 CAPITAL CONTRIBUTIONS OF ADDITIONAL CLASS A LIMITED PARTNERS. The General Partner is authorized to admit, from time to time, additional Class A Limited Partners and to issue to all such additional Limited Partners not greater than an aggregate of four thousand (4,000) Units of Class A Limited Partner interests upon such terms and conditions as the General Partner deems appropriate, but in no event shall the purchase price per Unit be less than One Thousand Dollars ($1,000) per Unit. An issuance of additional Units will dilute only the Units held by the Class A Limited Partners. Limited Partners have no preemptive rights to such additional Units. Upon the admission of such additional Class A Limited Partners, an amendment to the Agreement reflecting such admission shall be filed in the appropriate office. Prior to admission, each additional Class A Limited Partner shall become a signatory to this Agreement. The original counterparts of this Agreement executed by the respective Limited Partners and the General Partner, taken together, shall constitute a single instrument.

         Section 4.4 CAPITAL ACCOUNTS.

         4.4.1 The Partnership shall maintain for each Partner a separate Capital Account in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (a) the cash amount or Net Agreed Value of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (b) all items of Partnership income and gain computed in accordance with Section 4.4.2 and allocated to such Partner pursuant to Section 11.1. Such Capital Account shall be decreased by (x) the cash amount or Net Agreed Value of all actual and deemed distributions of cash made to such Partner pursuant to this Agreement, and (y) all items of Partnership deduction and loss computed in accordance with Section 4.4.2 and allocated to such Partner pursuant to Section 11.1

         4.4.2 For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of such items shall be the same as its determination, recognition and classification for federal income tax purposes; provided, that:

                  (a) Any deductions for depreciation, cost recovery or amortization attributable to a property contributed to the Partnership shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership was equal to the Agreed Value of such property and shall be allocated among the Partners in accordance with their Percentage Interests (in effect at the time of the contribution of such property). Upon an adjustment pursuant to
         4.4.4 to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (i) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (ii) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided however, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

                  (b) Any gain or loss attributable to the taxable disposition of any Partnership Property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition was equal in amount to the Partnership's Carrying Value of such property as of such date.

                  (c) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of Capital Account maintenance, be treated as an item of deduction and shall be allocated among the Partners pursuant to Section 11.1.

                  (d)  Except  as  otherwise  provided  in  Treasury  Regulation
         Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

         4.4.3 Generally, a transferee of a Partnership Interest will succeed to the Capital Account relating to the Partnership Interest transferred. However, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including the transferee of a Partnership Interest) pursuant to Section 13.1.3 and recontributed by such Partners and transferees in reconstitution of the Partnership. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 4.4.

         4.4.4 Consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or other property, the Capital Accounts attributable to the General Partner's general partner interest and to the Class B Limited Partner, and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such property, as if the Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to cause the General Partner's Capital Account attributable to its general partner interest to equal 1% of all Capital Accounts after assurance of additional Partnership Interests and the Class B Limited Partner's Capital Account to equal 49% of all Capital Accounts after issuance of Additional Partnership Interests. It is agreed that the Carrying Value of the Partnership's property immediately prior to issuance shall be an amount such that the Agreed Value of the assets (including cash) contributed to the Partnership pursuant to such Capital Contribution will be in the same ratio to the Carrying Value of all Partnership property immediately after the Capital Contribution that corresponds to the Participating Percentage attributed to such additional Partnership Interest. In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to the distribution of any Partnership property (other than an oil and gas property), the Capital Accounts of all Partners and the Carrying Value of each Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such property, as if such Unrealized Gain or

Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value and had been allocated among the Partners in the manner provided in Article 11.1.

         Section 4.5 INTEREST. Interest earned on Partnership funds shall inure to the benefit of the Partnership, but Limited Partners, as such, shall not receive interest on funds contributed by them.

         Section 4.6 ADVANCES BY THE GENERAL PARTNER. The General Partner or any of its affiliates may, but are not obligated to, loan monies to the Partnership for use by the Partnership in its operation. The aggregate amount of such loans shall become an obligation of the Partnership to the person(s) or entity(s) making the loans, in accordance with the terms of such loans, payable from gross revenues of the Partnership with interest two percent (2%) above the prime rate as quoted from time to time by Key Bank, Salt Lake City, Utah, but not to exceed the maximum legal rate of interest. Such loans shall not be deemed a capital contribution. To the extent that any such loans are unpaid upon the dissolution and liquidation of the Partnership, the same, together with the accrued and unpaid interest, shall become immediately due and payable prior to any distributions to the Partners.

                                    ARTICLE V

         Section 5.1 RIGHTS AND OBLIGATIONS OF THE GENERAL PARTNER.

         5.1.1 The General Partner shall have full, exclusive and complete discretion in the management and control of the affairs of the Partnership for the purposes herein stated and shall make all decisions affecting partnership affairs, including all decisions made regarding the administration, supervision, and management of the partnership's business. In amplification and not in limitation of the general powers of the partnership, the General Partner shall have the power and authority, on behalf of and in the name of the partnership:

                  (a) to buy, sell, acquire, exchange, trade, receive, deliver, hold, encumber, pledge, release and otherwise deal in and with and dispose of Partnership property, whether in the ordinary course of business of the Partnership or otherwise;

                  (b) to execute and deliver such documents or instruments relating to Partnership affairs as may in their opinion be appropriate in the conduct of the Partnership's business, including without limitation, licenses, employment, consultation and management agreements, notes, leases, joint venture agreements, guaranty agreements, documents of transfer and conveyance, and bills of sale;

                  (c) to open, maintain and close bank accounts as shall be designated by the General Partner and to draw checks and other orders on such accounts for the payment of money signed on behalf of the General Partner or by its authorized representatives;

                  (d) to hold title to Partnership property as nominee for the Partnership;

                  (e) to borrow money and to make,  issue,  accept,  endorse and execute promissory notes, drafts, bills of exchange and other instruments and evidences of indebtedness, all without limit as to amount, and to pay or repay with respect thereto and to secure the payment thereof by security interest, mortgage, deed of trust, pledge or assignment of, all or any part of any property then owned or hereafter acquired by the partnership and to prepay, refinance, increase, modify, consolidate or extend any mortgage, deed of trust, security interest, or other encumbrance of any kind or nature;

                  (f) to employ such employees, consultants, accountants, managers, agents, appraisers, attorneys, mortgage brokers and other persons in the operation, conduct, administration, supervision and management of the business of the Partnership as in the judgment of the General Partner are necessary or desirable, and to pay the reasonable expenses and fees of the same out of Partnership funds;

                  (g) to purchase, at the expense of the Partnership, liability and other insurance coverage that the General Partner in its sole discretion determines to be necessary to protect the Partners from liability created in pursuit of or in the furtherance of Partnership business or which is related to its business affairs;

                  (h) to perform any and all other acts or activities, customary
         or  incidental  to  the  business,  objectives   and  purposes  of  the
         Partnership as set forth herein;

                  (i) to be reimbursed (or reimburse its affiliates) for all expenses incurred in conducting the Partnership's business including all general and administrative expenses allocable to operations of the Partnership, including, without limitation, allocable employee salaries, office rental, and miscellaneous office supplies and expenses; and

                  (j) to apply for or file notices of claims of exemptions from registration under the Utah Uniform Securities Act, the Securities Act of 1933, or any other federal or state securities statutes, rules or regulations for the sale of securities of the Partnership; to secure any and all other authorizations or permits which the General Partners deem necessary or appropriate in connection with the business of the partnership, and to execute, acknowledge, file and deliver any and all applications, documents and consents which the General Partner may deem appropriate in connection therewith.


         5.1.2 The General Partner shall devote such time to the Partnership as it deems necessary to conduct the business and affairs of the Partnership. The General Partner may engage in a business which is the same as or similar to the business of the Partnership, irrespective of whether such business shall be competitive with the Partnership or otherwise and may act as General Partner in limited partnerships formed for the same purpose as the Partnership. The General Partner shall do what is advised by the Partnership's counsel or what is required of it by the Internal Revenue Service, to the extent of its ability, to obtain or maintain classification of the Partnership as a partnership for federal income tax purposes.

         5.1.3 The General Partner shall maintain or cause to be maintained complete and accurate records of all real and personal property acquired, leased, rented and disposed of by the Partnership, account records of all Partners, insurance policies or copies of certificates thereof, and opinions of counsel received by the Partnership. Such documents, opinions and records, together with receipts, vouchers and other supporting evidence thereof, will be available for inspection by any Limited Partner or his duly authorized representative during normal business hours at the principal office of the General Partner.

         5.1.4 The General Partner shall keep the Limited Partners informed of the status of the business and affairs of the Partnership by means of periodic, written, unaudited reports of operations. Such reports shall be rendered not less often than annually.

         5.1.5 The General Partner shall maintain or cause to be maintained complete and accurate records and accounts of all income and expenditures and furnish the Limited Partners with annual statements of account which may be included in the applicable reports referred to in Section 5.1.4 hereof, together with all necessary tax reporting information. Such records and accounts shall be maintained in accordance with generally accepted accounting principles applied on a consistent basis and shall be available for inspection by any Limited Partner or his duly authorized representative during normal business hours at the office of the General Partner; however, the General Partner shall not be required to maintain such records and material referred to herein for a period in excess of six (6) years from the date of the making or receipt thereof.

         5.1.6 The General Partner shall not have authority to act in contravention of this Agreement, to do any act which would make it impossible to carry on the ordinary business of the Partnership, to confess a judgment against the Partnership or to admit any persons as a General or Limited Partner except as provided by this Agreement.

         5.1.7 No person, firm or corporation dealing with the Partnership shall be required to inquire into the authority of the General Partner to take any action or make any decision and they may rely conclusively on the power and authority of the General Partner as set forth in this Agreement.

         Section 5.2 CERTIFICATE OF LIMITED PARTNERSHIP. The General Partner shall file the Certificate of Limited Partnership as required by the Delaware Act and shall cause to be filed such other certificates or documents as may be determined by the General Partner to be necessary or appropriate for the formation or qualification and operation of a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business. If the General Partner in its sole discretion determines such action to be necessary or appropriate, the General Partner in its sole discretion determines such action to be necessary or appropriate, the General Partner shall file amendments to the Certificate of Limited Partnership and shall do all things to maintain the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) under the laws of the State of Texas or any other state in which the Partnership may elect to do business. Subject to applicable law, the General Partner may omit from the Certificate of

Limited Partnership and any other certificates or documents, and from all amendments thereto, the names and addresses of the Limited Partners and information relating to the Capital Contributions and shares of profits and compensation of the Limited Partners, or may state such information in the aggregate rather than with respect to each individual Limited Partner.

                                   ARTICLE VI

         Section 6.1 RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.

         6.1.1 No Limited Partner shall be personally liable for any of the debts of the Partnership or any of the losses thereof beyond

                  (a) the amount contributed by him to the capital of the Partnership;

                  (b) any obligations to the Partnership resulting from unpaid subscriptions; and

                  (c) his share of undistributed accumulated profits of the Partnership. It is acknowledged that, to the extent required by the Delaware Act, a Limited Partner who has received the return in whole or in part of his capital contribution may be liable to the Partnership in an amount, not in excess of such sum with interest, necessary to discharge its liabilities to all creditors who extended credit or whose claims arose before such return.

         6.1.2 No Limited Partner, as such, shall take part in the management of the business or transact any business for the Partnership, and no Limited Partner shall have power to sign for or to bind the Partnership.

         6.1.3 No salary shall be paid to any Limited Partner, as such, nor shall any Limited Partner have a drawing account.

         6.1.4 No Limited Partner shall have the right to demand distribution of his capital account except on the dissolution and liquidation of the Partnership or as otherwise provided for in this Agreement.

         6.1.5 Even though distribution may be made in cash or in kind, or both, as herein set forth, no Limited Partner shall have the right to demand property other than cash in return for his respective interest.

         6.1.6 Except as herein provided, no Limited Partner shall have priority over any other Limited Partner either as to distributions, return of contributions of capital, or as to allocation of profits, losses, credits or tax deductions.

         6.1.7  No  Limited   Partner  shall  have  the  right  to  designate  a
substituted Limited Partner except in accordance with the provisions of Article VII hereof.

         6.1.8 Subsequent to the execution of this Agreement as provided herein, the Partnership agrees to, and does hereby, indemnify the General Partner and hold it harmless against loss, damage or liability for, and the Limited Partners will make no claim against the General Partner for, any act or failure to act with respect to the business of the Partnership unless such act or omission is the result of gross negligence or willful misconduct.

         6.1.9 Limited Partners holding at least thirty five percent (35%) of the Units then outstanding (other than Units held by the General partner) may propose to remove the General Partner by submitting their proposal in writing to the General Partner in the manner provided for giving notice. Within forty-five
(45) days after the receipt of any such proposal, the General Partner shall submit the proposal to the vote of all Limited Partners. An affirmative vote of seventy-five percent (75%) of the Units then outstanding (other than Units held by the General Partner) as required by Section 14.1.1 shall be necessary for such removal. Any removal of a General Partner shall not cause a forfeiture, or otherwise deprive the removed General Partner of any rights then owned by the removed General Partner to share in allocations of profits, losses, credits and deductions or distributions or any other rights given herein and to compensation or remuneration earned by such General Partner. Any removal of General Partner(s) shall be effective as of the date sixty (60) days following the count of such vote. Prior to any action contemplated by the Limited Partners pursuant to this Section 6.1.9 hereof, the General Partner shall obtain an opinion rendered by the Partnership's general counsel which opinion shall indicate that the Limited Partners, by taking such contemplated action, will not lose the benefits of limited liability as described in Section 6.1.1 hereof and in the Delaware Act.

                                   ARTICLE VII

         Section 7.1 ASSIGNMENT BY LIMITED PARTNERS.

         7.1.1 Each Limited Partner represents and acknowledges that he has acquired his Units for his own investment purposes only and not with a view to distribution or fractionalization thereof. Each Limited Partner further acknowledges that, due to the speculative nature of the Partnership's business, and the restrictions contained herein, sale or other assignment of Units may be practicably impossible.

         7.1.2             A Limited Partner may assign his Units provided:

                  (a) the General Partner consents, in its sole discretion, in writing to the assignment;

                  (b) the General Partner may impose a reasonable transfer fee as a condition to the assignment;

                  (c) the assignment has been registered under the Securities Act of 1933, as amended, and applicable state securities laws, rules and regulations or an exemption to registration is available, and the Limited Partner has supplied the Partnership, at his own cost and expense, if requested by the General Partner, with an opinion of counsel in form and substance acceptable to the General Partner to the effect that the interest to be assigned has been registered under the Securities Act of 1933, as amended, and applicable state securities laws, rules and regulations, or that an exemption to such registration is available for the proposed transfer;

                  (d) the interest assigned may not be less than the total interest of a Limited Partner in the Partnership unless, in the opinion of the General Partner, the Limited Partner has sufficient interest to be divided;

                  (e) all assignments shall be effective as of the last day of the calendar quarter during which each assignment is made.

         7.1.3 No assignee of an interest of a Limited Partner may be admitted to the Partnership as a substitute Limited Partner without the consent of the General Partner which consent may be exercised in the General Partner's sole discretion. Any Assignee seeking substitution as a Limited Partner must consent, in writing in form satisfactory to the General Partner, to be bound by the terms of this Agreement in the place and stead of the assigning Limited Partner.

         7.1.4 Upon the death or legal incompetency of an individual Limited Partner, his legal representative shall have all of the rights of a Limited Partner for the purpose of settling or managing his estate, and such power as the decedent or incompetent possessed to substitute a successor as an assignee of his interest in the Partnership and to join with such assignee in making application to substitute such assignee as a Limited Partner.

         7.1.5 Without limiting the discretion of the General Partner to withhold its consent to any assignment, the General Partner shall not consent to any transfer which would cause a termination of the Partnership under the Internal Revenue Code of 1954, as amended.

         7.1.6 Upon the bankruptcy, insolvency, dissolution or the cessation to exist as a legal entity of a Limited Partner, the legal representative of such person or entity shall have the rights of a Limited Partner for the purpose of effecting the orderly disposition of the Units of such Limited Partner;
provided, however, the terms and conditions of this Article VII shall be complied with as a condition precedent to any assignment by such legal representative.

                                  ARTICLE VIII

         Section 8.1 FISCAL YEAR. The fiscal year of the Partnership shall be the calendar year, and the General Partner shall keep or cause to be kept complete and accurate books of account, in accordance with generally accepted accounting practices applied on a consistent basis. The books and records as so prepared shall be conclusive on all Partners except for fraud or manifest error.

         Section 8.2 AUDIT. The books of the Partnership may be audited annually by such independent public accountants as the General Partner shall designate.

         Section 8.3 INCOME TAX MATTERS

         8.3.1 The General Partner shall arrange for the preparation (at the Partnership's expense) and timely filing of all returns of Partnership income, gains, deductions and losses necessary for federal and state income tax purposes and shall use reasonable efforts to cause copies of such returns or all pertinent information contained therein to be furnished to the Partners within ninety (90) days of the close of the taxable year. A copy of the Partnership's federal income tax return will be furnished to any Partner upon request at such Partner's own expense.

         8.3.2 Except as otherwise provided herein, the General Partner shall determine whether to make any available election (including the election provided for in Section 168 of the Code). The General Partner shall make the election under Section 754 of the Code upon the request of the transferee of a Unit or, upon a distribution of property to the Limited Partners, upon the consent of all Limited Partners. The General Partner may seek to revoke any such election upon the General Partner's determination that such revocation is in the best interests of the Limited Partners, provided that the General Partner shall not seek to revoke any such election unless it receives an opinion of counsel that such revocation would not result in the loss of limited liability of the Limited Partners in the Partnership or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

         8.3.3 Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in Section 6231 of the Code), and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Limited Partner agrees to cooperate with the General Partner to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

         8.3.4 The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty (60) month period as provided in
Section 709 of the Code.

         8.3.5 No election shall be made by the Partnership, or any Partner for the Partnership to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.


                                   ARTICLE IX

         Section 9.1 COMPENSATION TO GENERAL PARTNERS AND AFFILIATES.

         9.1.1 It is anticipated that the Partnership will engage the General Partner or its affiliates to provide management services to the Partnership with respect to the assets and small businesses of the Partnership which require management services. The Partnership shall pay the General Partner or affiliates a fee for all such services which shall be fifty cents ($0.50) per ton of coal produced at the facility.

         9.1.2 The General Partner shall be reimbursed for all expenses, disbursements and advances incurred or made in connection with the organization and start-up of the Partnership, the Offering, the qualification of the Partnership and the General Partner to do business and any subsequent offerings of Units or other securities by the Partnership. The General Partner shall be reimbursed on a monthly basis for all direct out-of-pocket expenses it incurs or makes on behalf of the Partnership. The General Partner shall determine the expenses that are allocable to the Partnership in any manner that is reasonable and fair to all parties.

         Section 9.2 REPORTS OF COMPENSATION.

         9.2.1 The General Partner, with respect to each calendar year, shall inform the Limited Partners of all transactions between them, or its affiliates, and the Partnership regarding commissions, compensation or other benefits, paid or accrued during such year, to the General Partner or its affiliates.

                                    ARTICLE X

         Section 10.I DISTRIBUTIONS OF DISTRIBUTABLE CASH.

         10.1.1 The General Partner shall have the right to accumulate all Distributable Cash of the Partnership until dissolution and liquidation of the Partnership. The General Partner may, however, at its complete discretion from time to time declare a distribution of Distributable Cash to be distributed to the Limited Partners and to the General Partner, as of the record date set by the General Partner for such distribution, in proportion to their respective Participating Percentages.

                                   ARTICLE XI

         Section 11.1 ALLOCATION OF PROFIT AND LOSS FOR CAPITAL ACCOUNT
PURPOSES.

         11.1.1 Except as hereinafter provided in this Article XI for purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the income, gain, losses, deductions and credits from operations of the Partnership for each fiscal year will be allocated among the Limited Partners and the General Partner in the following manner:

                  (a) Net Income. After giving effect to the special allocations set forth in Section 11.1.2, Net Income for each taxable period and all items of income, gain, loss, and deduction taken into account in computing Net Income shall be allocated as follows:

                           (1) first, 100% to the General Partner until the aggregate Net Income allocated to the General Partner pursuant to this Section 11.1.1(a)(1) for the current and all previous taxable periods is equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 11.1.1(b)(2) for all previous taxable years; and

                           (2) second, the balance, if any, to the Partners in accordance with their respective Participating Percentages.

                  (b) Net Losses. After giving effect to the special allocations set forth in Section 11.1.2, Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

                           (1) First,  to the Partners in accordance  with their
                  respective Participating Percentages; provided, that Net Losses shall not be allocated pursuant to this Section 11.1.1(b)(1) to the extent such allocation would cause any Limited Partner to have a deficit balance in his Adjusted
                  Capital Account at the end of such taxable year (or increase any existing balance in his Adjusted Capital Account); and

                           (2) second, the balance, if any, to the General Partner.

         11.1.2 The following mandatory allocations shall be made prior to making any allocations provided for in 11.1.1 above:

                  (a) Minimum Gain Chargeback. Notwithstanding any other provisions of this Article XI, except as provided in Regulation Section 1.704-2(f), if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This
         Section 11.2.1(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                  (b) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Article XI (other than
         Section 11.2.1(a), except as provided in Regulation Section 1.704-2(i)(4)), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership Fiscal Year, any Partner with a share of Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be allocated items of Partnership income and gain for such period (and if necessary, subsequent periods) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 11.2.1(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704- 2(i)(4) of the Regulations and shall be interpreted consistently therewith.

                   (c)     Qualified  Income   Offset.  Except  as  provided  in
         Section 11.1.2(d) hereof, in the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1 (b) (2) (i) (d) (4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of
         Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Allocation Regulations, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible, provided that an allocation pursuant to this Section 11.1.2(c) shall be made only if and to the extent that the Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article XI have been tentatively made as if this Section 11.1.2(c) were not in the
         Agreement. This Section 11.1.2(c) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulation
         Section 1.704-1(b)(2)(ii)(d), and shall be interpreted consistently therewith..

                  (d) Gross Income Allocations. In the event any Partner has a deficit balance in its Adjusted Capital Account at the end of any Partnership taxable period, such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this
         Section  11.1.2(d)  shall  be  made only if and to the extent that such

         Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 11.1 have been tentatively made as if Sections 11.1.2(c) and 11.1.2(d) were not in the Agreement.

                  (e) Nonrecourse Deductions. Nonrecourse deductions for any fiscal year of the Partnership shall be allocated to the Partners in accordance with their Participating Percentages.

                  (f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year of the Partnership or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i)(1).

                  (g) Code Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to the Allocation Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to the Allocation Regulations.

                  (h) Curative Allocation. The s pecial allocations set forth in Section 11.1.2(a), (b), (c), (d), (e), (f), and (g) (the
         "Regulatory Allocations") are intended to comply with the Allocation Regulations. Notwithstanding any other provisions of this Section 11.1, the Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Partners such that, to the extent possible, the net amount of allocations of such items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred.

         Section 11.2 TAX ALLOCATIONS

         11.2.1 For federal income tax purposes, except as otherwise provided in this Section 11.2, each item of Partnership income, gain, loss, deduction and credit shall be allocated among the Partners in the same manner as corresponding items are allocated in Section 11.1.

         11.2.2 In the case of Contributed Property, any income, gain, loss or deduction attributable to such property shall for federal income tax purposes be allocated first among the Partners to take account of the variation between the Agreed Value of such property and its adjusted basis for federal income tax purposes at the time of contribution and thereafter in the same manner as its correlative book gain or loss is allocated pursuant to Section 11.1. In the case of Adjusted Property, first in a manner consistent with the principles of
Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.4.4. Second, in the event the property was originally a Contributed Property, in a manner to take into account the Agreed Value of such property and its adjusted basis for federal income tax purposes at the time of contribution; and thereafter, in the same manner as its correlative "book" gain or loss is allocated pursuant to Section 11.1.

         11.2.3 It is intended that the allocations in Section 11.2.2 hereof effect an allocation for federal income tax purposes pursuant to Section 704(c) of the Code and the regulations thereunder and comply with any limitations or restrictions therein. Such allocations are designed to eliminate, to the extent possible, disparities that otherwise exist between the balances of the Partners' Capital Accounts, as maintained pursuant to Section 4.4 and such balances had such Capital Accounts been maintained strictly in accordance with tax accounting principles. The General Partner shall have discretion to make the allocation in any reasonable manner permitted under such Code section.

         11.2.4 Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this
Section 11.2 be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

         11.2.5 In the event of the transfer of a Partnership Interest during a year, each item of Partnership income, gain, loss, deduction and credit attributable to the transferred Partnership Interest shall, for federal income tax purposes, be prorated between the transferor and the transferee on a daily or other reasonable basis, as required by Section 706 of the Code.

         11.2.6 If the Participating Percentage of a Limited Partner or an Assignee is changed during a taxable year for any reason other than the transfer of a Partnership Interest to another Person, such Limited Partner's or Assignee's share of taxable income or loss shall be determined for federal income tax purposes by prorating all items of taxable income or loss on a daily or other reasonable basis and allocating such items among the Partners taking into account the applicable Participating Percentages in the Partnership on each such day (or other reasonable period) and each such Partner's varying share thereof as required by Section 706 of the Code.

         11.2.7 All items of income, gain, loss, deduction, credit and basis allocation recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted by Sections 734 and 743 of the Code.



                                   ARTICLE XII

         Section 12.1 WITHDRAWAL OR DEATH OF A LIMITED PARTNER.

         12.1.1 The withdrawal or death of any Limited Partner shall not affect the continuation of the Partnership and shall not cause a dissolution of the Partnership.

                                  ARTICLE XIII

         Section 13.1 DISSOLUTION, LIQUIDATION AND TERMINATION.

         13.1.1 The Partnership shall be dissolved upon the occurrence of any of the following:

                  (a) the expiration of twenty (20) years from the date hereof or upon the sale of substantially all of the Partnership's assets, whichever occurs first;

                  (b) by affirmative vote of Limited Partners owning not less than seventy-five percent (75%) of the Units then outstanding (other than Units held by the General Partner);

                  (c)      by   any  event  which  makes  it  unlawful  for  the
         Partnership's business to be continued;

                  (d) by the written notice of the General Partner of its election to dissolve the Partnership; or

                  (e) by bankruptcy, adjudication of insolvency, removal, death or withdrawal (on sixty (60) days prior written notice from the General Partner to all Partners) of the General Partner.

         In the event of a dissolution of the Partnership pursuant to Section 13.1.1(e), the remaining Partners may elect to continue the Partnership in accordance with the terms of this Agreement and, if the Partnership is continued, the remaining Partners owning in excess of 50% of the Units appoint a new general partner or general partners who shall succeed to the general partner interest of the former General Partner.

         13.1.2 Upon a dissolution of the Partnership, the Partnership shall not terminate, but shall cease to engage in further business except to the extent necessary to perform existing contracts and preserve the value of its assets, and the General Partner shall take full account of the Partnership assets and liabilities and shall wind up its affairs and liquidate its assets. During the course of liquidation, the provisions of this Agreement shall continue to bind the parties and apply to the activities of the Partnership.

         13.1.3 After the Partnership's affairs have been wound up and its assets liquidated, the General Partner (or the person acting in its stead) shall distribute the proceeds therefrom in the following order:

                  (a) to creditors of the Partnership, other than Partners, in the order of priority as provided by law; and

                  (b) to the payment of any loans or advancements made by the Partners or their affiliates and to the payment of compensation or fees for services rendered to which the General Partner or its affiliates are entitled by reason of their management of the Partnership or otherwise; and

                  (c) to the Partners in proportion to and to the extent of the positive balances in their respective Capital Accounts after taking into account all adjustments to the Capital Account balances pursuant to Sections 4.4 and 11.1; and provided however, that the Liquidator may place in escrow a reserve of cash or other assets of the Partnership for contingent liabilities in an amount determined by the Liquidator as appropriate for such purposes.

         13.1.4 No Limited Partner shall be obligated to restore any negative balance in its Capital Account or have any obligation to make additional contributions of capital upon liquidation.

         13.1.5 Upon completion of the dissolution, winding up, liquidation, and distribution of the liquidation proceeds and any other Partnership assets, the Partnership shall terminate.

                                   ARTICLE XIV

         Section 14.1 VOTING RIGHTS OF LIMITED PARTNERS. All actions and votes of Limited Partners required or permitted under the terms of this Agreement shall be conducted pursuant to the following terms and provisions:

         14.1.1 Each Limited Partner shall have the right to cast one vote for each Unit owned of record on the books of the Partnership by such Limited Partner. Limited Partners shall not be entitled to cumulate their votes. Except with respect to removal of a General Partner, in which case the affected General Partner shall have no vote, a General Partner shall have full voting rights as Limited Partner with respect to any Units he may own.

         14.1.2 The General Partner shall set a record date for determining the Limited Partners entitled to cast a ballot and to vote, which date shall not be more than sixty (60) or less than twenty (20) days prior to the date on which such ballots are deposited in the mails or otherwise delivered to the Limited Partners.

The General Partner shall give notice to each Limited Partner and shall transmit with any such notice the following:

                  (a)      a description of each matter being voted upon;

                  (b) a ballot providing for each Limited Partner to cast his number of votes for or against each matter being voted upon;

                  (c) a statement of the date by which each Limited Partner's ballot must be received by the General Partner, which date shall be not less than twenty (20) days from the date on which such ballots are deposited in the regular mails or otherwise delivered to the Limited Partners; and

                  (d) an envelope self-addressed to the General Partner at the General Partner's address.

         14.1.3 All ballots must be returned to the General Partner not later than the date indicated on the ballot pursuant to Section 15.1.2(iii). ballots received after said twenty (20) day period shall be considered void.

         14.1.4 Within ten (10) days after the date indicated on the ballot pursuant to Section 14.1.2(c), the General Partner shall count the vote. All ballots not returned, or returned after the twenty (20) day period, shall not be counted in the vote. The General Partner shall within ten (10) days after tallying the vote notify the Limited Partners of the outcome of said vote by written notice.

         14.1.5 Unless otherwise specified in this Agreement, any matters which shall be submitted to a vote of the Limited Partners shall be deemed approved if Limited Partners owning not less than seventy-five percent (75%) of the Units then outstanding (other than Units held by the General Partner) and who are entitled to vote in accordance with the provisions of Section 14.1.1 shall cast their votes in favor of any such matter.

                                   ARTICLE XV

         Section 15.1 MERGER OR CONSOLIDATION

         15.1.1 The Partnership may merge or consolidate with one or more limited partnerships formed under the laws of the State of Delaware or another state of the United States of America pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article XV.

         15.1.2  Merger or  consolidation  of the  Partnership  pursuant to this
Article XV requires the prior written consent of the General Partner. If the General Partner determines, in the exercise of its sole discretion, to consent to the merger or consolidation, the General Partner shall approve the merger agreement, which shall set forth:

         (a) the names and states of domicile of the limited partnerships proposing to merge or consolidate;

         (b) the name and states of domicile of the limited partnership into which they propose to merge or consolidate (hereafter designated as the "Surviving Limited Partnership");

         (c) the manner and basis of exchanging or converting the general and limited partnership interest of each merging limited partnership for, or into, cash, property, general or limited partnership interests, rights, securities or obligations of the Surviving Limited Partnership, and (1) if any general or limited partnership interests of whether merging limited partnership are not to be exchanged or converted solely for, or into, cash, property, general or limited partnership interests, rights, securities or obligations of the Surviving Limited Partnership, the cash, property, general or limited partnership interests, rights, securities or obligations of any limited partnership (other than the Surviving Limited Partnership), corporation, trust or other entity which the holders of such general or limited partnership interests are to receive in exchange for, or upon conversion of, their general or limited partnership interests and (2) in the case of general or limited partnership interests represented by certificates, upon the surrender of such certificates, which cash, property, general or limited partnership interest are to receive in exchange for, or upon conversion of, their general or limited partnership interests, rights, securities or obligations of the Surviving Limited
Partnership or any limited partnership (other than the Surviving Limited Partnership), corporation, trust or other entity, or evidences thereof, are to be delivered;

         (e) a statement of any changes in the certificate of limited partnership of the Surviving Limited Partnership to be effected by such merger or consolidation;

         (f) the effective time of the merger or consolidation, which may be the date of the filing of the certificate of merger pursuant to Section 15.1.4 or a later date specified in or determinable in accordance with the merger agreement (provided that if the effective time of the merger or consolidation is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed at or prior to the time of the filing of the certificate of merger and stated therein); and

         (g) such other provisions with respect to the proposed merger or consolidation as are deemed necessary or desirable.

         Section 15.1.3

         (a) The General Partner, upon approving a Merger Agreement, shall direct that the merger Agreement be submitted to a vote of Limited Partners either at a meeting or by written consent, in either case in accordance with the requirements of Article XIV. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

         (b) The Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of at least fifty percent (50%) of the Units outstanding (other than Units held by the General Partner), unless the merger agreement contains any additional voting requirements or contains any provision which, if contained in an amendment to the Agreement, would require the vote or consent of a greater percentage of the Percentage Interests of the Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the merger agreement.

         (c) No vote or consent of Limited Partners shall be required if, on the date that the merger agreement is approved by the General Partner, the

Partnership is the Surviving Limited Partnership and is the owner of at least ninety (90%) percent of the partnership interests (determined with respect to participation in the capital or profits of the partnership) of the other partnership that is a party to the merger.

         (d) After such approval by vote or consent of the Limited Partners, and at anytime prior to filing of the certificate of merger pursuant to Section 15.1.4, the merger or consolidation may be abandoned pursuant to provisions therefore, if any, set forth in the merger agreement.

         15.1.4 Upon the required approval by the General Partner and Limited Partners of a merger agreement, a certificate of merger shall be executed and filed with the Secretary of State in conformity with the requirements of the Delaware Act.

                                   ARTICLE XVI

         Section 16.1 NOTICES. All notices or other communications required or permitted to be given pursuant to this Agreement shall, in the case of notices to be given to the Limited Partners, be in writing and shall be considered as properly given or made if mailed from within the United States by first class mail, postage prepaid, or if sent by prepaid telegram, and addressed to the address set forth opposite a Limited Partner's name on Exhibit "A" to this Agreement or as set forth in such Limited Partner's Subscription Documents. In the case of notices required or permitted to be given to the General Partner, the same shall be in writing and shall be considered as properly given or made if mailed by United States certified or registered mail, return receipt requested, addressed to the General Partner at 3280 North Frontage Road, Lehi, Utah 84043. Any Limited Partner may change his address by giving notice in writing, stating his new address, to the General Partner, and the General Partner may change its address by giving such notice to all Limited Partners. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such Partner's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

         Section 16.2 LAW GOVERNING. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         Section 16.3 AMENDMENTS. Except as otherwise herein provided to the contrary, this Agreement is subject to amendment only upon the approval of the Limited Partners owning of record, on the books of the partnership, not less than fifty-one percent (51%) of the then outstanding Units (other than Units held by the General Partner); provided, however, no amendment shall alter, modify, expand or extend the obligations or liabilities of the General Partner without its prior written consent, and provided that no amendment shall reduce the percentage vote required under Section 6.1.9 hereof to remove a General Partner.

         Section 16.4 SUCCESSORS AND ASSIGNS. This Agreement and all the terms and provisions hereof shall be binding upon the partners, their respective legal representatives, heirs, successors and assigns.

         Section 16.5 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute this Agreement.

         Section 16.6 NECESSARY DOCUMENTS . Each Limited Partner agrees upon request of the General Partner, to execute such certificates or other documents and perform such acts as the General Partner deems necessary for purposes and business of the Partnership.

         Section 16.7 HEADINGS AND PRONOUNS. Paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and the word "person" shall include corporation, partnership, firm, association or other entity.

         Section 16.8 VALIDITY. If any provision of this Certificate and Agreement of Limited Partnership or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Certificate and Agreement of Limited Partnership, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         Section 16.9 MODIFICATION TO BE IN WRITING. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing.

         Section 16.10 WAIVER OF ACTION OF PARTITION. Each of the Partners hereto irrevocably waives during the term of the Partnership any right it may have to maintain any action of partition with respect to any property of the partnership.

         Section 16.11 LIMITATION ON TRANSFER OF UNITS. An appropriate legend noting the restrictions on transfer shall be placed conspicuously on the face of all certificates representing Units and a notation restricting transfer will be placed in the books and records of the Partnership. All transferees of Units shall be treated similarly and corresponding notations shall be placed on new certificates for Units issued upon transfer as well as in the Partnership records.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate and Agreement of Limited Partnership as of the ___ day of February, 1996.


                                GENERAL PARTNER:

                            Covol Technologies, Inc.



                                            By_________________________________
                                             Its President

                                LIMITED PARTNERS:


                                            -----------------------------------



                                            -----------------------------------



STATE OF UTAH)
                                     : ss.
COUNTY OF UTAH)

         On the _____, day of ____________, 1996, personally appeared before me Kirby Cochran, who being by me duly sworn did say that he is the President of Covol Technologies, Inc., and did execute the foregoing instrument as a General Partner, and that the information contained therein is true and correct, and that ____________________________ and _________________________________, also, executed the same as a Limited Partner.


                                            -----------------------------------
                                            NOTARY PUBLIC

My Commission Expires:                  Residing at:

-------------------------               --------------------

                                   EXHIBIT "A"
                                       TO
                            CERTIFICATE AND AGREEMENT
                                       OF
                               LIMITED PARTNERSHIP
                                       OF
                                 Utah Synfuel #1



                                                                  Capital
                                        Units                   Contributions


         GENERAL PARTNER:

         Covol Technologies, Inc.
         3280 North Frontage Road
         Lehi, Utah 84043

         LIMITED PARTNERS: